                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  NISOURCE INC.




                                    ARTICLE I


                                      SEAL


         The corporate seal of the Corporation shall consist of a metallic stamp circular in form, bearing in its center the figures "2000" and the words "Incorporated" and "Delaware" and on the outer edge the name of the Corporation.

                                   ARTICLE II

                                     OFFICES

         The location of the Corporation's principal office shall be at 801 East 86th Avenue, in the Town of Merrillville, County of Lake, in the State of Indiana.

         The Corporation may, in addition to its principal office in the State of Indiana, establish and maintain an office or offices in such other states and places as the Board of Directors may from time to time find necessary or desirable.

         The books, documents, and papers of the Corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the said State at such places as the Board of Directors may from time to time designate.

                                   ARTICLE III

                                  CAPITAL STOCK

         Every stockholder shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that any such signature on the certificate may be a facsimile. In case any officer or officers, Transfer Agent or Registrar who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, Transfer Agent or Registrar, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not


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ceased to be such officer or officers of the Corporation, Transfer Agent or
Registrar. Such certificates shall be transferable on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

         The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation. It may appoint one or more Transfer Agents or one or more Registrars or both, and may require all certificates of stock to bear the signature of either or both.

         In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, a meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving to the Corporation of a bond sufficient to indemnify the Corporation, its Transfer Agents and Registrars, against any claim that may be made against it or them on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

                                   ARTICLE IV

                             STOCKHOLDERS' MEETINGS

         (a) All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall determine. The place at which any given meeting shall be held shall be distinctly specified in the notice of such meeting.

         (b) The annual meeting of the stockholders of the Corporation, for the election of Directors and for the transaction of such other business as may come before the meeting, shall be held on the third Tuesday in May of each year, at ten o'clock in the morning, unless such day shall fall on a legal holiday, in which event the annual meeting shall be held on the day following. Such date and time of meeting may be changed by action of the Board of Directors.


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         (c) Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption)

         (d) If the annual meeting of the stockholders is not held as herein prescribed, the election of Directors may be held at any meeting thereafter called pursuant to these By-Laws.

         (e) Notice of the annual and of all special meetings of the stockholders shall be given each holder of stock of the Corporation having power to vote at such meeting by depositing in the United States mail a written or printed notice of the same not less than ten nor more than sixty days prior to the meeting, with postage prepaid, to each such stockholder of record of the Corporation and addressed to him at his address as registered upon the books of the Corporation. Except in special cases where other provision is made by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Except where otherwise required by statute for an adjournment exceeding thirty days or if a new record date is fixed for the adjourned meeting, notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given if the time and place thereof are announced at the meeting which is adjourned.

         It shall be the duty of the officer who shall have charge of the stock ledger of the Corporation to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing their addresses of record and the number of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the meeting is to be held at a place other than the Corporation's principal place of business, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         (f) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of any business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have power to adjourn the meeting from time to time. At any such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally called.


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         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be valid after three years from the date of its execution, unless a longer time is expressly provided therein. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to the foregoing sentence, a shareholder may validly grant such authority (i) by executing a writing authorizing another person or persons to act for such stockholder as proxy or (ii) by authorizing another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic submission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or similar agency duly authorized by the person who will be the holder of the proxy to receive the submission, provided that any such telegram, cablegram or other means of electronic submission must either contain or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic submission was transmitted by or authorized by the stockholder, or by any other method allowed under the Delaware General Corporation Law.

         (g) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         (h) At any annual or special meeting of stockholders, persons nominated for election as directors by stockholders and the proposal of business to be considered by the stockholders shall be entertained only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and By-Laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 90 nor more than 120 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 100 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 100 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these By-Laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S--K adopted by the U.S. Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the U.S. Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as


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to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.



                                    ARTICLE V

                               BOARD OF DIRECTORS

         (a) The management of business and affairs of the Corporation shall be under the direction of a Board of Directors consisting of not less than nine (9) or more than twelve (12) persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such resolution is presented to the Board for adoption). The Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2001 annual meeting of stockholders, the term of office of the second class to expire at the 2002 annual meeting of stockholders and the term of office of the third class to expire at the 2003 annual meeting of stockholders. Except as otherwise provided in the Corporation's Certificate of Incorporation, at each annual meeting of the stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders after their election.

         (b) Any director of the Corporation may resign at any time by giving written notice thereof to the Corporation. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of the holders of the Preferred Stock to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally (the "Voting Stock"), voting together as a single class (it being understood that, for all purposes of these By-Laws, each share of the Preferred Stock shall have the number of votes granted to it pursuant to the Corporation's Certificate of Incorporation or any designation of terms of any class or series of Preferred Stock made pursuant to the Certificate of Incorporation). The Corporation must notify the director of the grounds of his impending removal and the director shall have an opportunity, at the expense of the Corporation, to present his defense to the stockholders by a statement which accompanies or precedes the Corporation's solicitation of proxies to remove him. The term 'entire Board' as used in these By-Laws means the total number of directors which the Corporation would have if there were no vacancies.


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         (c) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even though less than a quorum of the Board of Directors, acting at a regular or special meeting. If any applicable provision of the Delaware General Corporation Law expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 80 percent of the Voting Stock of the Corporation; provided, however, that when (a) pursuant to the provisions of Article IV of the Certificate of Incorporation the holders of Preferred Stock have the right, and have exercised such right, to elect directors and (b) The Delaware General Corporation Law expressly confers on stockholders voting rights as aforesaid, if the directorship to be filled had been occupied by a director elected by holders of Common Stock, then such directorship shall be filled by an 80 percent vote as aforesaid, but if such directorship to be filled had been elected by holders of Preferred Stock, then such directorship shall be filled by the majority vote of the holders of Preferred Stock. Any director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

         (d) Without prejudice to the general powers conferred by subdivision
(a) of this Article, the Board of Directors shall have and exercise each and every power granted to them in Article VI of the Certificate of Incorporation of the Corporation.

         (e) Regular meetings of the Board of Directors shall be held at such office or offices, whether within or without the State of Delaware, and at such times as the Board shall from time to time determine.

         Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer or, if he is incapacitated or unable to call such meetings, by any member of the Board of Directors. Such meetings may take place in the office of the Corporation in the State of Delaware or in such office or offices as the Directors may establish.

         (f) Except as aforesaid, notice of all special meetings of the Board of Directors shall be given to each Director by five days' service of the same by telegram, or telephone or letter or personally. Notice of any special meeting of the Board of Directors shall state the place and hour of the meeting, but need not state the purposes thereof. Notice of any meeting of the Board or of any Committee need not be given to any Director if waived by him in writing, or by telegraph or cable, whether before or after such meeting be held, or if he shall be present at the meeting; and any meeting of the Board of Directors or of any Committee shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat. Notice of regular meetings of the Board need not be given. In the absence of written instructions from a Director designating some other address, notice shall be sufficiently given if addressed to him at his usual business address.

         (g) Except as provided in clause (c) of this Article, a majority of the total number of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors; but less than a quorum may adjourn the meeting.


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         (h) Each Director of the Corporation shall be entitled to receive such fixed sum per meeting of the Board of Directors attended, or such annual sum, or both, as the Board shall from time to time determine, together with his expenses of attendance at such meeting.

                                   ARTICLE VI

                                   COMMITTEES

         (a) The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Board, designate, and appoint, from the directors committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

         (b) Unless the Board of Directors shall provide otherwise, the presence of one-half of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

         (c) Notwithstanding the provisions of clause (a) of this Article, the Merger Committee of the Board of Directors that was designated and appointed in October 2000, prior to the increase in the number of Directors effected by amendment and restatement of the Corporation's Certificate of Incorporation and these By-Laws, shall remain a committee of the Board of Directors until December 31, 2000 with the powers, duties and membership authorized in the resolutions designating and appointing that committee.

                                   ARTICLE VII

                                    OFFICERS

         (a) The officers of the Corporation shall be the President, the Presidents of the Corporation's Business Segments, one or more Vice Presidents, the Secretary, and the Treasurer, who shall be elected by the Board of Directors, and may include the Controller, such additional Assistant Secretaries, Assistant Treasurers, and special subordinate officers as may from time to time be elected or appointed by the Board of Directors or appointed by the Chief Executive Officer. A Chairman and a Vice Chairman may be elected by the Board of Directors. The Board shall designate an officer as the Chief Executive Officer.

         Any two of the above offices may be held by the same person except those of Chairman, Chief Executive Officer or President, and Secretary.

         The Chairman shall, if present, preside at all meetings of the stockholders and at all meetings of the Board of Directors. If the Chairman is not present, the Vice Chairman shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer or an officer designated by the Chief Executive Officer shall make a report on the state of the business of the Corporation at each annual meeting of stockholders.

         All of the officers of the Corporation shall hold office for one year and until others are elected or appointed and qualified in their stead, unless in the election or appointment of the


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officer it shall be specified that he holds his office for a shorter period or subject to the pleasure of the Board of Directors or the Chief Executive
Officer.

         All vacancies in such offices by resignation, death or otherwise may be filled by the Board of Directors. In the case of absence or inability to act of any officer of the Corporation, and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom they may select.

         (b) The Chief Executive Officer shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers; subject, however, to the control of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall perform such other duties as from time to time may be assigned by the Board of Directors.

         (c) The Chairman, if elected, shall perform such duties as from time to time may be assigned by the Board of Directors.

         (d) The Vice Chairman, if elected, shall perform such duties as from time to time may be assigned by the Chairman, the Chief Executive Officer, the Board of Directors or these By-Laws. In the absence or the inability to act of the Chairman and the Chief Executive Officer, the Vice Chairman shall perform the duties of the Chairman and Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman and Chief Executive Officer.

         (e) The President, the Presidents of the Corporation's Business Segments and the Vice Presidents shall perform such duties as the Chairman, the Chief Executive Officer or the Board of Directors shall, from time to time, require.

         (f) The Treasurer shall have charge and be responsible for keeping full and accurate accounts of receipts and disbursements in books belonging to the Corporation, depositing all moneys and other valuables in the name and to the credit of the Corporation, in such depositaries as may be directed by the Board of Directors, disbursing the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer taking proper vouchers therefor and rendering to the Chief Executive Officer and the Directors whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         The Treasurer shall also perform such other duties as the Board of Directors may from time to time require. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a form and in a sum with surety satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and the restoration to the Corporation in the case of the officer's death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the officer's possession belonging to the Corporation.

         At the request of the Treasurer, or in the Treasurer's absence or inability to act, the Assistant Treasurer or, if there be more than one, the Assistant Treasurer designated by the Treasurer, shall perform the duties of the Treasurer and when so acting shall have the powers of and be subject to all the restrictions of the Treasurer. The Assistant Treasurers shall perform such


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other duties as may from time to time be assigned to them by the Chief Executive
Officer, the Treasurer or the Board of Directors.

         (g) The Secretary shall attend all meetings of the Board of Directors and of the stockholders and act as Clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.

         The Secretary shall keep in safe custody the seal of the Corporation and, whenever authorized by the Board, affix the seal to any instrument requiring the same.

         The Secretary shall see that proper notice is given of all meetings of the stockholders of the Corporation and of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

         At the request of the Secretary, or in the Secretary's absence or inability to act, the Assistant Secretary or, if there be more than one, the Assistant Secretary designated by the Secretary, shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions of the Secretary. The Assistant Secretaries shall perform such other duties as may from time to time be assigned to them by the Chief Executive Officer, the Secretary or the Board of Directors.

         (h) Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at a regular meeting or at a special meeting of the Board called for that purpose, by any Committee upon whom such power of removal may be conferred by the Board of Directors or by a superior officer upon whom such power of removal may be conferred by the Board of Directors.

                                  ARTICLE VIII

                         CONTRACTS, CHECKS, NOTES, ETC.

         (a) All contracts and agreements authorized by the Board of Directors shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any one of the following officers: the Chairman, the Vice Chairman, the President, any President of a Business Segment, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary, any other person authorized by a resolution of the Board of Directors, and any other person authorized by the Chairman, as evidenced by a written instrument of delegation. Any such authorization by the Board of Directors or the Chairman shall remain in effect until rescinded by action of the Board of Directors or (in the case of a delegation by the Chairman) by the Chairman and, where it identifies the authorized signatory by office rather than by name, shall not be rescinded solely by virtue of a change in the person holding that office or a temporary vacancy in that office. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) may be signed by any one of the Chairman, the Vice Chairman, the President, any President of a Business Segment, any Vice President, the Treasurer, any Assistant Treasurer or the Controller or in such manner as shall from time to time be determined by resolution of the Board of Directors. Further, the Treasurer is authorized to designate to the Corporation's banks, in writing, individuals employed in the NiSource Corporate Services Company, who need not be officers or employees of the Corporation, to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect


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to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

         (b) Anything in subdivision (a) of this Article VIII to the contrary notwithstanding, the officers of this Corporation may open in the name of the Corporation special accounts appropriately designated in which shall be deposited funds of the Corporation transferred from the Corporation's other accounts by its checks signed in accordance with the requirements of subdivision
(a) of this Article VIII, but from which special accounts funds may be disbursed by check, draft, or other instrument of the Corporation designated as drawn against such special account and signed by the single signature of any one of the executive officers of the Corporation authorized by subdivision (a) of this
Article VIII to sign checks, drafts and other instruments of the Corporation or signed by the single signature of any other person expressly authorized by the Board to sign checks, drafts and other instruments disbursing funds from such special accounts.

         (c) Anything in subdivision (a) of this Article VIII to the contrary notwithstanding, (i) bonds, notes, debentures and other evidence of indebtedness of the Corporation issued under an indenture may be executed in the name of the Corporation by the facsimile signature, printed, engraved or otherwise used thereon, of the Chairman, the Vice Chairman, the President, any President of a Business Segment, any Vice President, the Treasurer or any Assistant Treasurer of the Corporation, and the corporate seal affixed thereto or impressed, printed, engraved or otherwise reproduced thereon may be attested by the facsimile signature of the Secretary or an Assistant Secretary of the Corporation, provided that the indenture require the same to be authenticated by the trustee under such indenture, and (ii) interest coupons attached to any such bond, note, debenture or other evidence of indebtedness may be executed on behalf of the Corporation by the facsimile signature of the Treasurer or any Assistant Treasurer of the Corporation.

                                   ARTICLE IX

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January in each year.

                                    ARTICLE X

                              AMENDMENT OF BY LAWS

         These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, any class or series of Preferred Stock or these By-Laws, the affirmative vote of at least 80 percent of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such alteration, amendment or repeal is presented to the Board for adoption), shall be required to alter, amend or repeal Article IV(c), IV(g), V(a), V(b), V(c), and V(g) of these By-Laws or this proviso to this Article X of these By-Laws.

                                  NISOURCE INC.




                              AMENDED AND RESTATED
                                     BY-LAWS


                           AS AMENDED OCTOBER 23, 2001